Exhibit 23.1

PricewaterhouseCoopers LLP

Chartered Accountants

111 5th Avenue SW, Suite 3100

Calgary, Alberta

Canada T2P 5L3

Telephone +1 (403) 509 7500

Facsimile +1 (403) 781 1825

Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Form F-9 (No. 333-125343) (the “Registration Statement”) of our report dated February 21, 2006 relating to the consolidated financial statements of Canadian Natural Resources Limited as at December 31, 2005 and for each of the years in the three year period ended December 31, 2005 which is incorporated by reference in such Registration Statement and to the reference to our firm under the heading of “Experts” included in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Canada

August 10, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.